EXHIBIT 1.01

Visteon Corporation
Conflict Minerals Report
For the Year Ended December 31, 2020

This report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). These requirements apply to SEC registrants regardless of the geographic origin of the tin, tantalum, tungsten and gold (3TG), and whether or not they fund armed conflict. If the registrant has reason to believe that any of the 3TG contained in its products may have originated from the Democratic Republic of the Congo (DRC) or an adjoining country (Covered Country), or is unable to determine the country of origin of their 3TG, the registrant is required to submit a conflict minerals report which includes a description of the measures it took to exercise due diligence on the source and chain of custody of its 3TG.
Company and Product Overview
Visteon Corporation (the "Company" or "Visteon") and its consolidated entities, is a global automotive supplier that designs, engineers, and manufactures innovative automotive electronics and connected car solutions for the world's major vehicle manufacturers. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, head-up displays, telematics, SmartCore™ cockpit domain controllers, the DriveCore™ advanced safety platform and battery management systems. Based on product assessments, a significant percentage of each product group contains one or more 3TG mineral. In most cases, Visteon does not directly source the chemical or mineral content of its products and therefore must conduct inquiries that trace back through its supply chain to confirm the exact origin of those minerals.
Reasonable Country of Origin Inquiry
We conducted our country of origin inquiry in good faith, and we believe that such inquiry was reasonable to allow us to make our determination regarding the country of origin of the 3TG in our products.  After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products may have originated in the DRC or Covered Countries during 2020, all within the meaning of the Rule.

Visteon is supported by a complex and multi-tiered supply chain primarily located outside of the U.S., with many entities based in foreign countries. Visteon conducted an extensive survey that contained questions about the supply chain’s use and origin of all 3TG contained in its products at a company level. Further, the inquiry requested specific information about the smelters or refiners who directly purchase the 3TG content in their supply chain, their company’s conflict minerals policy, and specific due diligence measures. The tools used to conduct this survey were the Responsible Mineral Initiative’s (RMI) Conflict Minerals Reporting Template (CMRT) and the iPoint Conflict Minerals Platform (iPCMP).

The Company’s terms and conditions and Supplier Code of Conduct and Sustainability require compliance with all applicable laws, company policies, and customer requirements. Additionally, Visteon has actively communicated with its global supply chain to inform, educate, and set expectations for the responsible sourcing of all 3TG content.

•Information – Visteon communicated in multiple languages with each identified supplier regarding the SEC Rule, OECD Due Diligence Guidance, Visteon’s conflict minerals policy located at https://www.visteon.com/company/policies-compliance/, which included the cascade and reasonable enforcement of the Responsible Minerals Assurance Process (RMAP) and the current reporting requirements
•Education – Visteon included training resources in its supplier communication package as well as detailed assessments and action plans for individual suppliers based on the specific smelter data provided by their companies
•Expectations – Visteon communicated with each identified supplier regarding the necessary due diligence efforts to submit a complete and valid report which included:

◦The identification of any 3TG minerals that were intentionally added or necessary to the functionality of their supplied products
◦The identification of smelters or refiners who process those minerals
◦The determination of whether any 3TG mineral originated or may have originated from a Covered Country
◦The mine country location of any 3TG minerals
◦Improvements in the data completeness and validity of smelter or refiner lists for each metal as compared with the previous reporting year, including supply chain response percentages

Design of Due Diligence

Visteon’s due diligence process has been designed to conform to the internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas (the “OECD Due Diligence Guidance”).

Due Diligence Measures Performed

Management Systems

Visteon has established an internal management team to oversee its conflict minerals compliance activities. The management team includes managers and executives from legal and compliance, purchasing, sales and corporate communications. The core management team is tasked with developing the company’s conflict minerals compliance program, operating procedure, policy and strategy. Additionally, Visteon has staffed an extended team of highly trained analysts supporting supply chain engagement and due diligence analysis. Visteon’s senior leaders and audit committee members are updated on a regular basis of the program’s progress and status.

Grievance Mechanism

The employees involved with intake and grievance resolution have been adequately trained on conflict minerals and related concerns. Visteon provides both employees and the public the ability to contact Visteon through its ethics website or hotline at www.visteon.ethicspoint.com or 1-855-266-7041. Visteon’s policy regarding conflict minerals can be found at https://www.visteon.com/company/policies-compliance/.

Identification of Risks in the Supply Chain

The incoming data was assessed by Visteon’s due diligence team who is trained in the fundamentals of the Rule and all relevant guidance available through the SEC, the OECD, industry and trade associations and Visteon’s internal operating procedures, including those related to conflict minerals and trade compliance. All data was assessed using a standardized format and the latest available data analysis tools from the Responsible Minerals Initiative which provides individual smelter and refiner information regarding the sourcing of 3TG from conflict-free mine locations. Detailed records and metrics were kept on all incoming survey responses and all supplier communication. Among its objectives, Visteon focused on assessing the clear understanding of the requirements by its supply chain as well as year-over-year improvements in the completeness and validity of the smelter or refiner data submitted and the improvement in the number of smelters and refiners confirmed as conflict-free.

Supplier responses are monitored by the Company’s due diligence team to analyze the gaps and risks in each supplier’s report. Those suppliers were further engaged by the due diligence team and were provided with a complete assessment of their reported smelter or refiner data using the latest tools available to members of the RMI. The assessment provides the supplier with a detailed analysis of the smelters and refiners that they reported to Visteon and their latest progress toward becoming confirmed as conflict-free.

Strategy to Respond to Risks in the Supply Chain

Visteon supports and is an active member of the Responsible Minerals Initiative which facilitates cross-industry efforts to audit and certify all known smelters and refiners as conflict-free. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI using the information available for member “VIST.” Visteon’s risk assessment of its supply chain was based on extensive criteria, including the data which is available to members of the RMI about the conflict-free status of each smelter and refiner. Each direct supplier was assigned an internal risk rating associated with their understanding of the rule, completeness and validity of the reported smelter or refiner data, any provided country of origin information and the conflict-free status of their supply chain. Suppliers who did not respond in Visteon’s requested format were tracked and engaged by the company’s purchasing organization. In support of year-over-year improvements, suppliers were individually contacted by Visteon’s due diligence team regarding next-steps based on their company’s individual declarations of smelter or refiners not yet confirmed as conflict-free by the RMI. Additionally, Visteon continues its compliance with the applicable sanctions and export control laws of the United States of America, and the various countries where it does business.

Based on the combined supplier and RMI information obtained through Visteon’s due diligence efforts, Visteon directly engaged certain smelters and refiners reported by its supply chain based on the progress each entity was making toward becoming conflict-free. Certain smelters or refiners who were not found to be conflict-free or actively engaging with the RMI were contacted directly and encouraged to participate in the Responsible Minerals Assurance Process (RMAP) audit program.

Third Party Audit of Supply Chain Due Diligence

Visteon supports smelter and refiner audits through the Responsible Minerals Assurance Process and its RMI membership. Additionally, the Company participates in various automotive industry and cross-industry initiatives dedicated to providing conflict mineral reporting and compliance solutions to the upstream supply chain. Some of the organizations include the Responsible Minerals Initiative (RMI) which has a cross-industry focus for achieving a world-wide conflict-free supply chainand the AIAG Responsible Materials Work Group (RMWG) which focuses on the specific conflict minerals needs of the automotive industry and its supply chain.

Annual Reporting on Supply Chain Due Diligence

Visteon’s Form SD and Conflict Minerals Report are filed annually with the SEC and a copy of the report, including the most recent list of known smelters and refiners is available on the company’s website at https://www.visteon.com/company/policies-compliance/ and also on the company’s website in the investors section under SEC filings at http://visteon.com/investors/sec.html.

Due Diligence Results

The result of Visteon’s RCOI and due diligence efforts have found no evidence that the 3TG contained in the company’s product supports armed conflict in the DRC or Covered Countries. The data reported from our direct suppliers as well as the smelters and refiners engaged by the Company is at a specific point in time and will be evaluated on a continuous basis in response to changes in Visteon’s supply chain.

Due to the dynamic nature of Visteon’s supply chain, supplier engagement is on-going based on the individual assessments of the individual company by the due diligence team. Communication and next-steps, including escalation, are tracked on a company-by-company basis and include additional engagement by Visteon’s due diligence team as well as engagement of the supplier by the Company’s purchasing organization.

As part of Visteon’s reasonable country of origin inquiry, the Company requested its suppliers to disclose the mine location information for any smelter or refiner who was not certified as conflict-free through the RMI RMAP. Visteon has access to mine location information for all smelters or refiners who are certified as conflict-free through the RMAP. This is a benefit provided to subscribing members of the RMI.

Based on the data provided by our supply chain and the company’s own due diligence efforts, the known smelters and refiners as well as the known source countries for our 3TG are included at the end of this report.

Steps to be taken to Improve Due Diligence and Mitigate Risk

As Visteon enters its ninth year of its conflict mineral due diligence efforts, the following steps will be taken to improve due diligence and mitigate the risk that the necessary 3TG in our products may have benefitted armed groups in the DRC or Covered Countries:

•Continue to escalate any unresponsive suppliers through Visteon’s purchasing management
•Continue to engage with suppliers who have reported data to Visteon and provide detailed assessment and action plans for their data completeness, validity and the conflict-free status of their smelters and refiners
•Continue to monitor supplier performance to requested action plans and implement an escalation process for underperforming or unresponsive suppliers
•Continue membership and support of RMI and the AIAG Responsible Materials Work Group to maintain best practices and build leverage over the supply chain in line with the OECD Due Diligence Guidance.
•Directly engage with the known smelters in our supply chain to encourage participation in the Responsible Minerals Assurance Process.
•To the extent commercially feasible, Visteon will request analysis and action to address smelters and refiners who are not confirmed as conflict-free through a recognized audit or other certification program.

3TG SMELTERS AND REFINERS AS REPORTED AT A COMPANY LEVEL BY SUPPLIERS TO VISTEON.

Smelter or Refiner Name	RMI Smelter Identification
Advanced Chemical Company	CID000015
Aida Chemical Industries Co., Ltd.	CID000019
Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Argor-Heraeus S.A.	CID000077
Asahi Pretec Corp.	CID000082
Asaka Riken Co., Ltd.	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Aurubis AG	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Boliden AB	CID000157
C. Hafner GmbH + Co. KG	CID000176
Caridad	CID000180
CCR Refinery - Glencore Canada Corporation	CID000185
Cendres + Metaux S.A.	CID000189
Yunnan Copper Industry Co., Ltd.	CID000197
Chimet S.p.A.	CID000233
Chugai Mining	CID000264
Daye Non-Ferrous Metals Mining Ltd.	CID000343
DSC (Do Sung Corporation)	CID000359
DODUCO Contacts and Refining GmbH	CID000362
Dowa	CID000401
Eco-System Recycling Co., Ltd. East Plant	CID000425
JSC Novosibirsk Refinery	CID000493
Refinery of Seemine Gold Co., Ltd.	CID000522
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
LT Metal Ltd.	CID000689
Heimerle + Meule GmbH	CID000694
Heraeus Metals Hong Kong Ltd.	CID000707
Heraeus Germany GmbH Co. KG	CID000711
Hunan Chenzhou Mining Co., Ltd.	CID000767
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773
HwaSeong CJ CO., LTD.	CID000778
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801

Ishifuku Metal Industry Co., Ltd.	CID000807
Istanbul Gold Refinery	CID000814
Japan Mint	CID000823
Jiangxi Copper Co., Ltd.	CID000855
Asahi Refining USA Inc.	CID000920
Asahi Refining Canada Ltd.	CID000924
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
JSC Uralelectromed	CID000929
JX Nippon Mining & Metals Co., Ltd.	CID000937
Kazakhmys Smelting LLC	CID000956
Kazzinc	CID000957
Kennecott Utah Copper LLC	CID000969
Kojima Chemicals Co., Ltd.	CID000981
Kyrgyzaltyn JSC	CID001029
L'azurde Company For Jewelry	CID001032
Lingbao Gold Co., Ltd.	CID001056
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
LS-NIKKO Copper Inc.	CID001078
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Materion	CID001113
Matsuda Sangyo Co., Ltd.	CID001119
Metalor Technologies (Suzhou) Ltd.	CID001147
Metalor Technologies (Hong Kong) Ltd.	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Metalor Technologies S.A.	CID001153
Metalor USA Refining Corporation	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Mitsubishi Materials Corporation	CID001188
Mitsui Mining and Smelting Co., Ltd.	CID001193
Moscow Special Alloys Processing Plant	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Navoi Mining and Metallurgical Combinat	CID001236
Nihon Material Co., Ltd.	CID001259
Ohura Precious Metal Industry Co., Ltd.	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
PAMP S.A.	CID001352
Penglai Penggang Gold Industry Co., Ltd.	CID001362
Prioksky Plant of Non-Ferrous Metals	CID001386
PT Aneka Tambang (Persero) Tbk	CID001397
PX Precinox S.A.	CID001498
Rand Refinery (Pty) Ltd.	CID001512

Royal Canadian Mint	CID001534
Sabin Metal Corp.	CID001546
Samduck Precious Metals	CID001555
Samwon Metals Corp.	CID001562
SEMPSA Joyeria Plateria S.A.	CID001585
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Sichuan Tianze Precious Metals Co., Ltd.	CID001736
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Solar Applied Materials Technology Corp.	CID001761
Sumitomo Metal Mining Co., Ltd.	CID001798
Tanaka Kikinzoku Kogyo K.K.	CID001875
Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Shandong Gold Smelting Co., Ltd.	CID001916
Tokuriki Honten Co., Ltd.	CID001938
Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Torecom	CID001955
Umicore S.A. Business Unit Precious Metals Refining	CID001980
United Precious Metal Refining, Inc.	CID001993
Valcambi S.A.	CID002003
Western Australian Mint (T/a The Perth Mint)	CID002030
Yamakin Co., Ltd.	CID002100
Yokohama Metal Co., Ltd.	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Morris and Watson	CID002282
SAFINA A.S.	CID002290
Guangdong Jinding Gold Limited	CID002312
Umicore Precious Metals Thailand	CID002314
Geib Refining Corporation	CID002459
MMTC-PAMP India Pvt., Ltd.	CID002509
KGHM Polska Miedz Spolka Akcyjna	CID002511
Fidelity Printers and Refiners Ltd.	CID002515
Singway Technology Co., Ltd.	CID002516
Shandong Humon Smelting Co., Ltd.	CID002525
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527
Al Etihad Gold Refinery DMCC	CID002560
Emirates Gold DMCC	CID002561
International Precious Metal Refiners	CID002562
Kaloti Precious Metals	CID002563
Sudan Gold Refinery	CID002567

T.C.A S.p.A	CID002580
REMONDIS PMR B.V.	CID002582
Fujairah Gold FZC	CID002584
Industrial Refining Company	CID002587
Shirpur Gold Refinery Ltd.	CID002588
Korea Zinc Co., Ltd.	CID002605
Marsam Metals	CID002606
TOO Tau-Ken-Altyn	CID002615
Abington Reldan Metals, LLC	CID002708
SAAMP	CID002761
L'Orfebre S.A.	CID002762
8853 S.p.A.	CID002763
Italpreziosi	CID002765
SAXONIA Edelmetalle GmbH	CID002777
WIELAND Edelmetalle GmbH	CID002778
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
AU Traders and Refiners	CID002850
GCC Gujrat Gold Centre Pvt. Ltd.	CID002852
Sai Refinery	CID002853
Modeltech Sdn Bhd	CID002857
Bangalore Refinery	CID002863
Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Degussa Sonne / Mond Goldhandel GmbH	CID002867
Pease & Curren	CID002872
JALAN & Company	CID002893
SungEel HiMetal Co., Ltd.	CID002918
Planta Recuperadora de Metales SpA	CID002919
Safimet S.p.A	CID002973
State Research Institute Center for Physical Sciences and Technology	CID003153
African Gold Refinery	CID003185
Gold Coast Refinery	CID003186
NH Recytech Company	CID003189
TSK Pretech	CID003195
QG Refining, LLC	CID003324
Dijllah Gold Refinery FZC	CID003348
CGR Metalloys Pvt Ltd.	CID003382
Sovereign Metals	CID003383
C.I Metales Procesados Industriales SAS	CID003421
Eco-System Recycling Co., Ltd. North Plant	CID003424
Eco-System Recycling Co., Ltd. West Plant	CID003425
Augmont Enterprises Private Limited	CID003461

Kundan Care Products Ltd.	CID003463
Emerald Jewel Industry India Limited (Unit 1)	CID003487
Emerald Jewel Industry India Limited (Unit 2)	CID003488
Emerald Jewel Industry India Limited (Unit 3)	CID003489
Emerald Jewel Industry India Limited (Unit 4)	CID003490
K.A. Rasmussen	CID003497
Alexy Metals	CID003500
Sancus ZFS (L’Orfebre, SA)	CID003529
Sellem Industries Ltd.	CID003540
MD Overseas	CID003548
Metallix Refining Inc.	CID003557
Metal Concentrators SA (Pty) Ltd.	CID003575
Asaka Riken Co., Ltd.	CID000092
Changsha South Tantalum Niobium Co., Ltd.	CID000211
Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Exotech Inc.	CID000456
F&X Electro-Materials Ltd.	CID000460
XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Jiujiang Tanbre Co., Ltd.	CID000917
AMG Brasil	CID001076
Metallurgical Products India Pvt., Ltd.	CID001163
Mineracao Taboca S.A.	CID001175
Mitsui Mining and Smelting Co., Ltd.	CID001192
NPM Silmet AS	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
QuantumClean	CID001508
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Solikamsk Magnesium Works OAO	CID001769
Taki Chemical Co., Ltd.	CID001869
Telex Metals	CID001891
Ulba Metallurgical Plant JSC	CID001969
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
D Block Metals, LLC	CID002504
FIR Metals & Resource Ltd.	CID002505
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
KEMET de Mexico	CID002539
TANIOBIS Co., Ltd.	CID002544
TANIOBIS GmbH	CID002545

H.C. Starck Hermsdorf GmbH	CID002547
H.C. Starck Inc.	CID002548
TANIOBIS Japan Co., Ltd.	CID002549
TANIOBIS Smelting GmbH & Co. KG	CID002550
Global Advanced Metals Boyertown	CID002557
Global Advanced Metals Aizu	CID002558
Resind Industria e Comercio Ltda.	CID002707
Jiangxi Tuohong New Raw Material	CID002842
Meta Materials	CID002847
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Alpha	CID000292
PT Aries Kencana Sejahtera	CID000309
Dowa	CID000402
EM Vinto	CID000438
Estanho de Rondonia S.A.	CID000448
Fenix Metals	CID000468
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Huichang Jinshunda Tin Co., Ltd.	CID000760
Gejiu Kai Meng Industry and Trade LLC	CID000942
China Tin Group Co., Ltd.	CID001070
Malaysia Smelting Corporation (MSC)	CID001105
Metallic Resources, Inc.	CID001142
Mineracao Taboca S.A.	CID001173
Minsur	CID001182
Mitsubishi Materials Corporation	CID001191
Jiangxi New Nanshan Technology Ltd.	CID001231
Novosibirsk Processing Plant Ltd.	CID001305
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Operaciones Metalurgicas S.A.	CID001337
PT Artha Cipta Langgeng	CID001399
PT Babel Inti Perkasa	CID001402
PT Babel Surya Alam Lestari	CID001406
PT Bukit Timah	CID001428
PT Mitra Stania Prima	CID001453
PT Prima Timah Utama	CID001458
PT Refined Bangka Tin	CID001460
PT Stanindo Inti Perkasa	CID001468
PT Timah Tbk Kundur	CID001477
PT Timah Tbk Mentok	CID001482
PT Timah Nusantara	CID001486

PT Tinindo Inter Nusa	CID001490
Rui Da Hung	CID001539
Soft Metais Ltda.	CID001758
Thaisarco	CID001898
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
VQB Mineral and Trading Group JSC	CID002015
White Solder Metalurgia e Mineracao Ltda.	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Yunnan Tin Company Limited	CID002180
CV Venus Inti Perkasa	CID002455
Magnu's Minerais Metais e Ligas Ltda.	CID002468
Melt Metais e Ligas S.A.	CID002500
PT ATD Makmur Mandiri Jaya	CID002503
O.M. Manufacturing Philippines, Inc.	CID002517
CV Ayi Jaya	CID002570
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
PT Rajehan Ariq	CID002593
PT Cipta Persada Mulia	CID002696
An Vinh Joint Stock Mineral Processing Company	CID002703
Resind Industria e Comercio Ltda.	CID002706
Super Ligas	CID002756
Metallo Belgium N.V.	CID002773
Metallo Spain S.L.U.	CID002774
PT Sukses Inti Makmur	CID002816
Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834
PT Menara Cipta Mulia	CID002835
HuiChang Hill Tin Industry Co., Ltd.	CID002844
Gejiu Fengming Metallurgy Chemical Plant	CID002848
Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Modeltech Sdn Bhd	CID002858
PT Lautan Harmonis Sejahtera	CID002870
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
PT Bangka Serumpun	CID003205
Pongpipat Company Limited	CID003208
Tin Technology & Refining	CID003325
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356
Ma'anshan Weitai Tin Co., Ltd.	CID003379

PT Rajawali Rimba Perkasa	CID003381
Luna Smelter, Ltd.	CID003387
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Precious Minerals and Smelting Limited	CID003409
Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410
PT Mitra Sukses Globalindo	CID003449
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
CRM Synergies	CID003524
A.L.M.T. Corp.	CID000004
Kennametal Huntsville	CID000105
Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
CNMC (Guangxi) PGMA Co., Ltd.	CID000281
Global Tungsten & Powders Corp.	CID000568
Hunan Chenzhou Mining Co., Ltd.	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Japan New Metals Co., Ltd.	CID000825
Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Kennametal Fallon	CID000966
Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Wolfram Bergbau und Hutten AG	CID002044
Xiamen Tungsten Co., Ltd.	CID002082
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Malipo Haiyu Tungsten Co., Ltd.	CID002319
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Asia Tungsten Products Vietnam Ltd.	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
H.C. Starck Tungsten GmbH	CID002541
TANIOBIS Smelting GmbH & Co. KG	CID002542
Masan High-Tech Materials	CID002543
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Niagara Refining LLC	CID002589
China Molybdenum Tungsten Co., Ltd.	CID002641

Ganzhou Haichuang Tungsten Co., Ltd.	CID002645
Hydrometallurg, JSC	CID002649
Unecha Refractory metals plant	CID002724
Philippine Chuangxin Industrial Co., Inc.	CID002827
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830
ACL Metais Eireli	CID002833
Woltech Korea Co., Ltd.	CID002843
Moliren Ltd.	CID002845
Hunan Litian Tungsten Industry Co., Ltd.	CID003182
KGETS Co., Ltd.	CID003388
Fujian Ganmin RareMetal Co., Ltd.	CID003401
Lianyou Metals Co., Ltd.	CID003407
JSC "Kirovgrad Hard Alloys Plant"	CID003408
NPP Tyazhmetprom LLC	CID003416
GEM Co., Ltd.	CID003417
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427
Cronimet Brasil Ltda	CID003468
Artek LLC	CID003553

MINE COUNTRY LOCATIONS AS REPORTED AT A COMPANY LEVEL BY SUPPLIERS TO VISTEON

Afghanistan
Albania
Angola *
Argentina
Australia
Austria
Belgium
Bermuda
Bolivia
Brazil
Bulgaria
Burundi *
Cambodia
Canada
Chile

China
Colombia
Czech Republic
Democratic Republic of Congo *
Djibouti
Ecuador
Egypt
England
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan
Kazakhstan
Kenya
Kyrgyzstan
Laos
Liberia
Lithuania
Luxembourg
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands

New Zealand
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Republic Of Korea
Russia
Rwanda *
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan *
Spain
Sudan
Suriname
Sweden
Switzerland
Tanzania *
Thailand
Turkey
Uganda *
United Arab Emirates
United Kingdom
USA
Uzbekistan
Vietnam
Zambia *
Zimbabwe

*The DRC or Covered Country